HANDY HARDWARE WHOLESALE, INC.
                               8300 Tewantin Drive
                              Houston, Texas 77061

Dear Handy Member,

     Included on your proxy this year is a proposal to amend the Articles of Incorporation. The Articles of Incorporation currently authorize 20,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and 100,000 shares of Preferred Stock. The amendment described in the Proxy Statement increases the authorized shares to 30,000 shares of Class A Common Stock, 200,000 shares of Class B Common Stock and 200,000 shares of Preferred Stock.

Question: Why does Handy need to amend its Articles of Incorporation to increase its authorized shares of stock?

Answer: Articles of Incorporation establish the number of shares of stock a corporation is authorized to issue. If a corporation issues all of its authorized shares of stock, its Articles of Incorporation must be amended to authorize additional shares before the corporation can issue any more stock.

Question: Who has the authority to amend Handy's Articles of Incorporation to increase the number of authorized shares?

Answer: Only Handy's shareholders can approve an amendment to Handy's Articles of Incorporation to increase the number of authorized shares. For the proposed amendment to be approved, holders of two-thirds of the outstanding shares of Handy's Class A Common Stock, Class B Common Stock and Preferred Stock must vote in favor of the amendment.

Question: If Handy currently has authorized shares to sell, why authorize additional shares at this annual meeting?

Answer: The number of shares of Class A Common Stock has not been increased since 1995, and the number of shares of Class B Common Stock and Preferred Stock have not been increased since 1981. Based on the number of shares Handy has issued during the last three years, Handy believes it could run out of authorized Class B Common Stock and Preferred Stock before the 2005 annual meeting of shareholders. In that case, Handy would have to call a special meeting of shareholders in order to propose an amendment to increase the number of authorized shares. To save the time and costs associated with a special meeting of shareholders, Handy is proposing the amendment at this year's annual meeting.

Question: What will happen if the shareholders do not approve this amendment?

Answer: Handy depends on sales of its stock to generate funds for its operations. If the shareholders do not approve this amendment, then Handy will eventually run out of authorized stock and will not be able to generate funds from sales of stock. The loss of funds from stock sales could adversely affect Handy's financial condition and ability to operate.

    The Board is in favor of this amendment to the Articles of Incorporation and recommendsthe shareholders vote FOR
                 the amendment to the Articles of Incorporation.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote on the matters to be considered by signing, dating and returning your proxy in the enclosed envelope by April 9, 2004. You may revoke your proxy at any time prior to its use as explained in the enclosed Proxy Statement by attending the meeting and voting in person. It is always a pleasure to meet with our shareholders, and we look forward to seeing as many of you as possible at the annual meeting.

                                           Sincerely,

                                           /s/ Don Jameson
                                           Don Jameson
                                           President and Chief Executive Officer
March 25, 2004

                         HANDY HARDWARE WHOLESALE, INC.
                               8300 Tewantin Drive
                              Houston, Texas 77061


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 19, 2004



To the Shareholders of
Handy Hardware Wholesale, Inc.:

     The annual meeting of shareholders of Handy Hardware Wholesale, Inc. (the "Company") will be held on Monday, April 19, 2004, at 7:00 p.m., in the Grand Ballroom Salon AB of the Hobby Airport Hilton Hotel, 8181 Airport Blvd.,
Houston, Texas, for shareholders to consider and vote upon the following proposals:

     1.   To elect four directors of the Company;

     2. To approve amending the Company's Articles of Incorporation to increase the number of authorized shares of: (i) Class A Common Stock from 20,000 shares to 30,000 shares, (ii) Class B Common Stock from 100,000 to 200,000 shares and (iii) Preferred Stock from 100,000 to 200,000 shares;

     3. To grant authority to extend the solicitation period in the event the meeting is postponed or adjourned for any reason, and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 27, 2004, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. All shareholders are cordially invited to attend the meeting.

     APPROVAL OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF NOT LESS
     ---------------------------------------------------------------------------
THAN  TWO-THIRDS  OF ALL  OUTSTANDING  SHARES OF CLASS A COMMON  STOCK,  CLASS B
--------------------------------------------------------------------------------
COMMON STOCK AND PREFERRED STOCK.  THEREFORE IT IS IMPORTANT THAT YOU SIGN, DATE
--------------------------------------------------------------------------------
AND RETURN THE ENCLOSED PROXY CARD RIGHT AWAY, WHETHER OR NOT YOU PLAN TO ATTEND
--------------------------------------------------------------------------------
THE MEETING IN PERSON.
---------------------

     For your convenience, there is enclosed a return envelope, requiring no postage, for use in returning your proxy. You may revoke your proxy at any time prior to its use in the ways explained in the attached proxy statement, including by attending the meeting and voting in person. Your prompt return of the proxy card will ensure a quorum and save the Company the expense of further solicitation.

                                              By Order of the Board of Directors


                                              /s/ Tina S. Kirbie
                                              ----------------------------------
                                              Tina S. Kirbie
                                              Secretary

Houston, Texas
March 25, 2004

                         HANDY HARDWARE WHOLESALE, INC.


                                 Proxy Statement
                                       for
                  April 19, 2004 Annual Meeting of Shareholders



                               GENERAL INFORMATION

     This Proxy Statement, with the enclosed proxy card, is first being mailed to the shareholders of Handy Hardware Wholesale, Inc. (the "Company" or "Handy Hardware") on or about March 25, 2004, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders, which will be held in the Grand Ballroom Salon AB of the Hobby Airport Hilton Hotel, 8181 Airport Blvd., Houston, Texas at 7:00 p.m. on Monday, April 19, 2004, or at any adjournment thereof. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the annual meeting. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted by the individuals designated on the proxy card in favor of all four nominees for director, in favor of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares, in favor of extending the solicitation period in the event the meeting is postponed or adjourned for any reason, and in their discretion on such other matters that may come before the meeting. A shareholder may revoke a proxy at any time before its exercise by executing a subsequent proxy, personally appearing at the meeting and casting a contrary vote or giving notice of revocation to the Secretary of the Company; provided, however, no such revocation shall be effective until notice of revocation has been received by the Company at or prior to the annual meeting.

     Only the record holders of the Company's Class A Common Stock, $100.00 par value, are entitled to vote on Proposal 1 - the election of four directors of the Company. The record holders of the Company's Class A Common Stock, Class B Common Stock and Preferred Stock, each $100.00 par value, are entitled to receive notice of and to vote at the meeting on Proposal 2 - the amendment of the Company's Articles of Incorporation and Proposal 3 - extending the solicitation period. At the close of business on February 27, 2004 (the "Record Date") the Company had 10,300 shares of Class A Common Stock issued and outstanding, 83,691 shares of Class B Common Stock issued and outstanding and 86,489 shares of Preferred Stock issued and outstanding, the holders of which are entitled to one vote per share.

     For each specific proposal, the presence, in person or by proxy, of a majority of the shares entitled to vote on that proposal is necessary to meet the quorum requirements with respect to that proposal. If the quorum is not met for a specific proposal, the holders of a majority of the shares both eligible to vote on that proposal and that are represented at the meeting may adjourn the meeting until a date and time to be determined by the shareholders, without notice other than an announcement at the meeting. If the quorum is met for a specific proposal, the holders of the majority of the shares both eligible to vote on that proposal and that are represented at the meeting may still adjourn the meeting and extend the solicitation period for that proposal by approving Proposal 3. See "Proposal 3."

     The Annual Report to Shareholders covering the fiscal year ended December 31, 2003 has been mailed along with this Proxy Statement to each shareholder entitled to vote at this meeting.

     The cost of soliciting proxies will be borne by the Company. Solicitation of proxies will be primarily by mail. Following the original mailing of the proxy soliciting material, regular employees, officers or directors of the Company may also solicit proxies by telephone, facsimile or in person.

     The principal executive offices of the Company are located at 8300 Tewantin Drive, Houston, Texas 77061, and its telephone number is (713) 644-1495.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


Nominees for Election

     At the annual meeting of shareholders, three Class A directors are to be elected for a three year term, and one additional director, who shall also serve as the President of the Company, is to be elected for a one year term. The following four persons have been nominated for election at the 2004 annual meeting as members of the Board of Directors:

                                                     If Elected, Term as
                  Nominee                            Director Will Expire
                  -------                            --------------------

                  Doug Ashy, Jr.                             2007
                  William R. Hill                            2007
                  Jimmy T. Pate                              2007
                  Don Jameson                                2005


     Each of these nominees is currently a director of the Company. For further information on the nominees, see "Directors and Executive Officers" herein.

     The Board of Directors has positions for up to ten members. See "Information Regarding Directors and Director Nominees" below. There has existed a vacancy on the Board of Directors since October 2002. For the past two years, the Securities and Exchange Commission has increased eligibility requirements for directors of public companies, as well as increased their duties and responsibilities. The Board of Directors has continued to search for a qualified individual to fill the vacancy on the Board of Directors. While the search for a new director continues, the Board of Directors has followed the recommendations of the Special Committee and the Executive Committee to operate with only nine directors, as permitted by the Company's Bylaws. However, according to the Company's current Bylaws, any additional vacancies on the Board of Directors must be filled within sixty (60) days. The only additional vacancy on the Board of Directors occurred in December 2003 with the resignation of Mr. Jones, which was not based on any disagreement with the Company. The vacancy was filled by the appointment of Mr. Bartlett as a director in February 2004 to fill Mr. Jones's unexpired term.

     The Bylaws of the Company provide for three Classes of directors and each year the shareholders of the Company are to elect directors in one of these Classes, each to serve a three year term or until his or her successor is chosen and qualified. The directors are divided into Classes based on the year of their election, and not based on any specific qualification as a director or any other criteria. In addition to the Class A, B and C directors, the Bylaws provide that one member of the Board of Directors, who shall also serve as the President of the Company, is to be elected for a one-year term, and need not be a shareholder of the Company. The directors who are divided into the three Classes must be shareholders or individuals who are owners, directors or officers of shareholders. To be elected, a nominee must receive a majority of the votes cast for his position. Unless a shareholder otherwise specifies therein, each proxy will be voted in favor of the nominees for directors listed. In case any nominee shall for any reason become unavailable or unable to serve as a director, unless a contrary choice is indicated, all proxies will be voted for the election of such person as the individuals named in the enclosed proxy deem appropriate. Management is not aware of any circumstances likely to cause any of the nominees to become unavailable for election as a director.


             The Board of Directors recommends that the shareholders
                    vote "FOR" the election as directors of
        Doug Ashy, Jr., William R. Hill, Jimmy T. Pate and Don Jameson.

Information Regarding Directors and Director Nominees

     Mr. Jameson, Mr. Ashy, Mr. Hill and Mr. Pate, who are all currently directors, are the nominees for election as directors. The following table sets forth certain information relating to the current directors of the Company, which includes the director nominees, and their periods of service:

                                                                                Director         Term as Director
      Name                                Age             Position                 Since           Will Expire
      ----                                ---             --------              --------         ----------------

      Doug Ashy, Jr.                       51             Director                2000            2004 - Class A
      Terrill Bartlett                     47             Director                2004            2006 - Class C
      Susie Bracht-Black                   48             Director                1993            2005 - Class B
      Craig E. Blum                        46             Director                2000            2006 - Class C
      Suzanne Elliott                      40             Director                2002            2005 - Class B
      William R. Hill                      54             Director                2001            2004 - Class A
      Don Jameson                          52      Director and President         2002            2004
      Jimmy T. Pate                        56      Chairman of the Board          1998            2004 - Class A
      Leroy Welborn                        68             Director                1994            2006 - Class C

     Jerry Donald Jameson, Jr., 52, has served as President and Chief Executive Officer since January 2002, and as Chief Operating Officer and Executive Vice President from August 2001 to January 2002. From 1997 until August 2001, Mr. Jameson served as Chief Financial Officer of C. H. Taylor & Associates, a manufacturer's representative.

     Each of the director nominees and the current directors whose terms of office will continue after the annual meeting of shareholders, other than Mr. Jameson, has been engaged for more than the past five years as a proprietor, executive officer, director and/or shareholder of a Member-Dealer firm engaged in the retail hardware business, as summarized in the following table:

           Name                         Member-Dealer                       Location           Employed Since
           ----                         -------------                       --------           --------------

Doug Ashy, Jr.              Doug Ashy Building Material, Inc.          Lafayette Louisiana            1973
Terrill Bartlett            T. W. Bartlett Lumber, Inc.                Canadian, Texas                1970
Susie Bracht-Black          Bracht Lumber Company, Inc.                Rockport, Texas                1971
Craig E. Blum               Woodson Lumber Company                     Caldwell, Texas                1975
Suzanne Elliott             O'Day Rental and Supply, Inc.              Pearland, Texas                1984
William R. Hill             Commerce Hardware                          Commerce, Texas                1996
Jimmy T. Pate               Pate's Hardware, Inc.                      Comanche, Texas                1988
Leroy Welborn               Best Electric & Hardware Company           Tulsa, Oklahoma                1977

Information Regarding the Executive Officers

     The following table sets forth certain information relating to the executive officers of the Company and their periods of service:

                                                                                           Executive Officer
       Name                      Age                    Office                                    Since
       ----                      ---                    ------                              -----------------
Don Jameson                       52     President, Chief Executive Officer                        2001

Tina S. Kirbie                    56     Executive Vice President                                  1981
                                         Secretary and Treasurer

Daniel H. King                    49     Vice President of Merchandising                           1991

Duwayne R. Maurer                 55     Vice President of Management Information                  1995
                                         Systems Operations

David W. Washburn                 62     Vice President of Warehouse Delivery Operations           1995

R. Ken Harvey                     54     Vice President of Membership and Dealer                   2000
                                         Services


Meetings, Committees and Compensation of the Board of Directors

Meetings

     During the Company's fiscal year ended December 31, 2003, the Board of Directors of the Company held five meetings. Each director attended 100% percent of the board meetings and meetings of committees of which he or she is a member. Each director is paid $750 per meeting attended and the members of the executive committee are paid $450 per executive committee meeting attended.

     The Company does not have any requirement that directors attend the annual meeting of shareholders; however, all nine members of the Board of Directors attended last year's annual meeting of shareholders, and are expected to be in attendance at this year's annual meeting.

Committees

     The following sets out the committee memberships of the members of the Board of Directors as of March 25, 2004.

      Nominating Committee

     The Company has a standing Nominating Committee, consisting of the Chairman of the Board and two other directors. The Nominating Committee does not have a charter at this time. The Nominating Committee is charged with the responsibility of selecting nominees for director each year, one of whom will also serve as President, to be presented at the Company's annual shareholders' meeting. The Nominating Committee generally meets in February of each year, and held one meeting during the year ended December 31, 2003. At its February 2004 meeting, the Nominating Committee selected four nominees for the Board of Directors to be voted on by the shareholders at the 2004 annual meeting. Additionally, the Nominating Committee nominated Mr. Terrill Bartlett to fill the unexpired term of Mr. Ben Jones following his resignation from the Board of Directors in December of 2003. The 2004 Nominating Committee is composed of Susie Bracht-Black (Chairman), Jimmy T. Pate (as a nonvoting member in his capacity of Chairman of the Board) and Leroy Welborn. All three directors on the Nominating Committee are "independent" based on the definition of "independence" pursuant to Item 303A of the New York Stock Exchange Corporate Governance Rules.

     The Nominating Committee has a policy that it will consider the names of potential nominees for director submitted in writing by a shareholder of the Company. See "Shareholder Proposals for 2005 Annual Meeting." There are no prescribed qualifications or skills that the Nominating Committee believes must be possessed by a nominee to qualify for the Company's Board of Directors. The Nominating Committee identifies potential nominees through recommendations from shareholders, regional district managers and management. The Nominating Committee does not evaluate nominees recommended by shareholders on a different basis than that used to evaluate other nominees.

      Special Committee

     In October 2002, a Special Committee was formed, charged with the responsibility of nominating a director to fill the tenth position on the Board of Directors which had become vacant. The members of the Special Committee were Jimmy Pate, Susie Bracht-Black (Chairman) and Ben Jones. Because of the difficulty in identifying and recruiting qualified individuals to serve on the Company's Board of Directors, the Special Committee recommended, and the Board of Directors passed a resolution, postponing the selection of a new director until the Securities and Exchange Commission finalized its rules regarding qualifications of directors. During this postponement, the shareholders amended the Company's Bylaws to permit the Board of Directors to operate with eight to ten members, rather than requiring that the Board of Directors consist of ten members. Since that time, the Board of Directors has operated with only nine members, as permitted by the Company's Bylaws, while a search continues for an additional member of the Board of Directors. In October 2003, the Executive Committee assumed the responsibility of selecting a director to fill the vacancy on the Board of Directors, and the Special Committee was discontinued.

     Executive Committee

     In May 1993 the Board of Directors created a standing Compensation Committee consisting only of non-employee directors, charged with setting the criteria used to determine the compensation of the Company's President and making its recommendation to the Board of Directors as a whole for approval. In May 2001, the functions previously performed by the Compensation Committee were assumed by the Executive Committee. Additionally, in October 2003 the Executive Committee assumed the functions of the Special Committee. The Executive Committee recommends that the Board of Directors operate with only nine members, as permitted by the Company's Bylaws, until a new director is appointed. The Executive Committee is composed of Jimmy T. Pate, Susie Bracht-Black and Leroy Welborn. During the year ended December 31, 2003, the Executive Committee held one meeting. A report of the Executive Committee functioning in the place of a compensation committee appears under the caption "Report of Executive Committee on Executive Compensation" below.

     Audit Committee

     The Company has no audit committee and no "audit committee financial expert" as that term is defined by the Securities and Exchange Commission. Those functions are performed by the Board of Directors as a whole. The Board of Directors does not maintain a separate written charter to detail the specific audit committee functions it performs. A report of the Board of Directors functioning in the place of an audit committee appears under the caption "Report of the Board of Directors Acting as the Audit Committee of the Company" below.

Compliance with Section 16 of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of Forms 3, 4 and 5 furnished to the Company during 2003, if any, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, with the exception of one Form 4 for Mr. Ashy which was filed late due to an administrative error.

Code of Ethics

     The Company has adopted a Code of Ethics for its Senior Financial Officer and Principal Executive Officer. This Code of Ethics is available free of charge by sending a written request to Tina S. Kirbie at Handy Hardware Wholesale, Inc., 8300 Tewantin Drive, Houston, Texas 77061. The Company intends to report any waivers from or amendments to this Code of Ethics on Item 10 of Form 8-K.

                                   PROPOSAL 2
                INCREASE THE NUMBER OF SHARES OF AUTHORIZED STOCK


     The number of authorized shares of Class A Common Stock has not been increased since 1995, and the numbers of authorized shares of Class B Common Stock and Preferred Stock have not been increased since 1981. Currently, the Articles of Incorporation authorize the issuance of 20,000 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and 100,000 shares of Preferred Stock. As of the record date, a total of approximately 10,300 shares of Class A Common Stock, 83,691 shares of Class B Common Stock and 86,489 shares of Preferred Stock are issued and outstanding. Over the past three years, on a twelve-month basis, the Company has issued the following number of shares of Class B Common Stock and Preferred Stock:

                                               2001                          2002                          2003
                                               ----                          ----                          ----
Class B Common Stock                           8,077                        8,465                         8,988
Preferred Stock                                8,257                        8,585                         9,044

The Company does not expect the rate of issuances of Class B Common Stock and Preferred Stock to significantly decrease in the future. Based on the rate of issuance during the last three years, the Company may potentially issue all its authorized shares of Class B Common Stock and Preferred Stock before its 2005 annual shareholders meeting. The Company depends on sales of its stock to obtain funds for its operations. If all of the Company's authorized shares of a class of stock are issued, the Company will not be able to sell shares of that class of stock, which could have a material adverse effect on the financial condition of the Company.

     Only the shareholders can authorize additional shares of the Company's stock. If the shareholders vote to increase the number of authorized shares of all classes of stock at this annual meeting, then the Company will have sufficient shares of stock to sell for many years. Therefore, the Board is proposing to amend the Articles of Incorporation to authorize the issuance of 30,000 shares of Class A Common Stock, 200,000 shares of Class B Common Stock and 200,000 shares of Preferred Stock. If the proposed amendment is approved, the Company intends to use the additionally authorized shares only for sales of stock to its existing and future shareholders, and does not currently have any other plans for the sale or issuance of the additionally authorized shares. The Board believes that the availability of such additional shares will provide the flexibility needed to grow the Company.

     To integrate the proposed amendment into its Articles of Incorporation, the Company intends to file Articles of Amendment to its Restated Articles of Incorporation. The proposed Articles of Amendment to the Restated Articles of Incorporation attached hereto as Exhibit A amend the Company's Articles of Incorporation to increase the number of authorized shares of stock if the proposed amendment is approved by shareholders.

     Approval of the Articles of Amendment to the Restated Articles of Incorporation requires the affirmative vote of the holders of two-thirds of all outstanding shares of Class A Common Stock (i.e., the holders of 6,867 shares), Class B Common Stock (i.e., the holders of 55,794 shares) and Preferred Stock (i.e., the holders of 57,659 shares). Unless a shareholder withholds approval by marking his or her proxy card, those persons designated as proxies intend to vote to approve the Articles of Amendment to the Restated Articles of Incorporation.

          The Board of Directors recommends that the shareholders vote
              "FOR" the amendment to the Articles of Incorporation increasing the number of authorized shares of stock.

                                   PROPOSAL 3
                     AUTHORITY TO EXTEND SOLICITATION PERIOD


     The amount of time to solicit votes on the proposals for this year's annual meeting may not continue past April 19, 2004 unless the shareholders authorize an extension. For example, to approve Proposal 2, holders of two-thirds of the outstanding shares of each of the Company's Class A Common Stock, Class B Common Stock and Preferred Stock must vote in favor of the proposal. On the annual meeting date, if the Company has not received sufficient votes, in person or by proxy, to approve Proposal 2, then approving this Proposal 3 will allow the holders of a majority of the shares both eligible to vote on Proposal 2 and present at the meeting, in person or by proxy, to adjourn the meeting and reconvene the meeting at a later time and date, and will allow the Company to continue to solicit proxies until the meeting is reconvened.

     Because two-thirds of the outstanding shares of each of the Company's classes of stock is a very high standard to reach, the Board of Directors believes it is particularly important for it to be granted the authority to extend the solicitation period, especially with regard to Proposal 2, if needed. Unless a shareholder withholds authority on the proxy card, those persons designated as proxies by the Board of Directors intend to vote for Proposal 3.


          The Board of Directors recommends that the shareholders vote "FOR" the granting of authority to extend the solicitation period.


EXECUTIVE COMPENSATION

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and Executive Vice President for the last three fiscal years. No other executive officer of the Company earned more than $100,000 for fiscal year 2003.

                                                      SUMMARY COMPENSATION TABLE

                                                                                                         All Other
                                                            Annual Compensation                        Compensation
                                                                                                       ------------
Name and Principal Position              Year                     Salary                 Bonus
---------------------------              ----                     ------                 -----

Jerry Donald Jameson                     2003                  $ 175,000                 $105,000        $ 13,183(1)
Chief Executive Officer                  2002                  $ 165,000                 $ 85,000        $  7,717(2)

Tina S. Kirbie                           2003                  $  78,000                 $ 55,000        $  3,892(3)
Executive Vice President                 2002                  $  78,000                 $ 52,918        $  3,830(3)
                                         2001                  $  76,896                 $ 52,500        $  3,784(3)

-----------------------------

(1)Inludes $3,750 paid in 2003 as compensation for services as a director, a $3,433 benefit for a company car and a $6,000 contribution by the Company on behalf of Mr. Jameson to the Company's Employee Profit Sharing and Savings Plan.

(2) Includes $3,750 paid in 2002 as compensation for services as a director and a $3,967 benefit for a company car.

(3) Includes contributions by the Company on behalf of Ms. Kirbie to the Company's Employee Profit Sharing and Savings Plan, totaling $3,892, $3,830 and $3,784 for the years ended December 31, 2003, 2002 and 2001 respectively.

Employment Contract with Chief Executive Officer

     On November 13, 2001, the Company entered into its initial employment contract with Mr. Jameson, effective as of August 20, 2001, the date he joined the Company. Mr. Jameson initially served as Chief Operating Officer and became Chief Executive Officer upon Mr. Tipton's retirement on January 2, 2002. On December 16, 2003, the Executive Committee recommended, and the Board of Directors approved, extending the term of Mr. Jameson's employment agreement and maintaining his salary of $175,000 a year until December 31, 2004. If the Company terminates Mr. Jameson's employment, he is entitled to receive his remaining compensation under the employment contract.



             REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION


Chief Executive Officer Compensation for 2003

     The compensation of the Company's Chief Executive Officer is established by the Company's Board of Directors as a whole, following recommendations from the Executive Committee. Mr. Jameson served as the Company's Chief Executive Officer during all of 2003. His compensation consists principally of salary and an annual bonus. Because of the nature of the Company's securities and the absence of any public market for these securities, the Company has no stock option or other stock incentive plans.

     Currently, the salary of the Company's Chief Executive Officer's is established in advance at approximately a one-year interval, and is reflected in periodic amendments to his employment agreement with the Company. See "Employment Contract with Chief Executive Officer" above. Mr. Jameson's bonus is paid in December each year, based on a recommendation from the Executive Committee.

     The Executive Committee believes that the best measure of the Company's success and of the Chief Executive Officer's performance is the growth in its sales. Accordingly, in making its recommendations as to the Chief Executive Officer's salary and bonus, the Executive Committee principally considers the growth in the Company's sales, but also considers other factors such as those discussed below. The Executive Committee's consideration of these factors is subjective in character, without utilization of a formula or strict numerical criteria. Performance factors considered in the typical public company, such as growth in earnings and earnings per share, stock price performance and return on equity, are not relevant to a hardware cooperative such as the Company because the Company's shareholders invest in the Company to obtain access to the services it provides, not in expectation of a return on their investment.

     The Executive Committee may also recommend increases in the Chief Executive Officer's compensation if it believes his compensation is less than that paid to chief executive officers of companies with comparable sales revenues. The
Executive Committee has not created any particular group of companies for comparison purposes, or otherwise engaged in a systematic review of executive compensation at comparable companies. Instead, the Committee derives information on executive compensation at other companies in an unstructured manner, principally from trade journals and business publications.

     The Executive Committee's recommendations regarding Mr. Jameson's salary in 2003 and its decision in December 2003 to pay him a year-end bonus of $105,000 for 2003, were based principally on the following factors:

     o The Company's sales have steadily grown in recent years, from $186,449,447 in 2002 to $189,068,660 in 2003.

     o    Mr.  Jameson  has  led  initiatives  which  have  improved   warehouse
          operations, including processes and procedures to fill Member-Dealer orders accurately.

     o Mr. Jameson has introduced innovations in Company marketing and in employee relations.

     o The Committee determined that Mr. Jameson's compensation may be somewhat less than compensation of chief executive officers of companies with comparable sales revenues.

Other Executive Officers

     Compensation for other executive officers of the Company is normally determined by the Board of Directors based upon recommendations made by the Chief Executive Officer. These recommendations are generally based upon Mr. Jameson's subjective assessment of individual job performance and an attempt to retain the Company's executives. Unlike the Chief Executive Officer's compensation, compensation to other executive officers is not based upon the Company's performance in increasing sales, but is based on a combination of measurements of Company performance and of individual performance. The compensation of the other executive officers has increased steadily but moderately in recent years.

                                               Executive Committee

                                               JIMMY T. PATE
                                               SUSIE BRACHT-BLACK
                                               LEROY WELBORN



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No shareholder is the beneficial owner of more than five percent of any class of the Company's voting securities.

     The following table shows the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock beneficially owned as of February 29, 2004 by each of the directors, nominees for director, and all executive officers and directors as a group.

                                                        Amount and Nature of Beneficial Ownership(1)
                                                 Class A                 Class B                  Preferred
                                               Common  Stock           Common  Stock                Stock
                                               -------------           -------------              ---------
        Doug Ashy, Jr.                      10            0.1%           646     0.8%             686     0.8%

        Terrill Bartlett                    10            0.1%           240     0.3%             320     0.4%

        Susie Bracht-Black                  10            0.1%         1,128     1.3%           1,143     1.3%

        Craig E. Blum                       10            0.1%         1,096     1.3%           1,170     1.4%

        Suzanne Elliott                     10            0.1%           703     0.8%             703     0.8%

        William R. Hill                     10            0.1%           590     0.7%             600     0.7%

        Don Jameson                         --             --             --      --               --      --

        Jimmy T. Pate                       10            0.1%           723     0.9%             743     0.9%

        Leroy Welborn                       10            0.1%           250     0.3%             250     0.3%

        All directors, nominees and
        executive officers as a group
        (14 persons)(2)                     80            0.8%         5,376     6.4%           5,615     6.5%

-----------------------------

(1) All share figures are rounded up to the nearest whole share. All percentages are rounded to the nearest tenth of a percent. Columns may not total due to rounding. Shares shown as beneficially owned by the directors are owned of record by the Member-Dealer entity affiliated with each director. In some cases, the directors share voting and investment powers with other members of management of their affiliated entities. In one case, the director does not hold any of the voting or investment power with respect to the shares owned by the Member Dealer's entity, all such power being held by other members of management of the affiliated entity.

(2) None of the Company's executive officers, including Mr. Jameson, own any shares in the Company.

                           RELATED STOCKHOLDER MATTERS

     No class of the Company's stock is listed on an exchange or traded in any public trading market.

     The Company does not maintain any equity compensation plan under which its securities are authorized for issuance to employees or non-employees.

     The Company is not aware of any contractual arrangements, the operation of which may at a subsequent date result in a change in control of the Company. No change of control in the Company occurred in 2003.


                                PERFORMANCE GRAPH

     Under rules adopted by the SEC in 1992, each publicly owned company is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Company cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Company's capital stock. The Company's shareholders invest in the Company to obtain access to the services provided by the Company, not in expectation of a return on their investment in the Company's capital stock. The Company's Class A Common Stock, Class B Common Stock and Preferred Stock are issued only to Member-Dealers and, to the Company's knowledge, are currently owned only by Member-Dealers and former Member-Dealers. Each share of the Company's capital stock is issued for a price of $100, and, if repurchased by the Company, is repurchased at a price of $100. No class of the Company's capital stock is listed on an exchange or traded in any other public trading market. The Company is not aware of any sales or other trades of any shares of the Company's capital stock, other than the repurchases by the Company for the same $100 originally paid.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each of the directors whose term of office will continue after the annual meeting of the shareholders and each nominee for director of the Company (other than Mr. Jameson) is affiliated with at least one company that is a Member-Dealer and a shareholder of the Company. Those Member-Dealers purchased merchandise from the Company during 2003. Merchandise purchases by such Member-Dealers have been and will continue to be made in the ordinary course of business and treated by the Company in exactly the same manner, including the same terms, prices and conditions, as purchases by other Member-Dealers. The chart below lists the name of each director whose term of office will continue after the annual meeting of the shareholders, and each nominee for director, and the total amount of purchases from the Company during 2003 that were made by the Member-Dealer with which the director is affiliated. For information regarding the relationship between each director and the affiliated Member-Dealer, as well as the name of the Member-Dealer, see "Directors and Executive Officers" above.


Name of Director                                 Member-Dealer                                         Purchases During 2003
----------------                                 -------------                                         ---------------------

Doug Ashy, Jr.                           Doug Ashy Building Material, Inc.                                   $1,326,493

Terrill Bartlett                         T. W. Bartlett Lumber, Inc.                                          2,086,911

Susie Bracht-Black                       Bracht Lumber Company, Inc.                                          3,773,161

Craig E. Blum                            Woodson Lumber Company                                               1,832,293

Suzanne Elliott                          O'Day Rental & Supply, Inc.                                            747,574

William R. Hill                          Commerce Hardware                                                    2,191,013

Jimmy T. Pate                            Pate's Hardware, Inc.                                                1,566,839

Leroy Welborn                            Leroy Welborn Inc.                                                     460,545

  REPORT OF THE BOARD OF DIRECTORS ACTING AS THE AUDIT COMMITTEE OF THE COMPANY

     The Company has no standing audit committee, such functions being performed by the Board of Directors as a whole. The Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2003. The Board of Directors also discussed with the Company's independent auditors, Clyde D. Thomas & Co., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Board of Directors received the written disclosures and the letter from Clyde D. Thomas & Co. required by Independence Standards Board Standard No. 1 and discussed with Clyde D. Thomas & Co. its independence. Based on the review and discussions referred to above, the Board of Directors has determined to include the audited financial statements in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2003.

     No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

                                      Board of Directors

                                      Doug Ashy, Jr.
                                      Terrill Bartlett
                                      Susie Bracht-Black
                                      Craig E. Blum
                                      Suzanne Elliott
                                      William R. Hill
                                      Don Jameson
                                      Jimmy T. Pate
                                      Leroy Welborn


                  CONSIDERATION OF AUDITOR'S FEES AND SERVICES

Audit Fees

     Fees billed or expected to be billed to the Company by Clyde D. Thomas & Co. for its audit of the Company's financial statements for the two years ended December 31, 2002 and 2003 and for its review of the financial statements included in the Company's 2002 and 2003 Quarterly Reports on Form 10-Q filed with the SEC totaled $60,500 and $62,000, respectively.

Audit-Related Fees

     There were no fees billed in each of the last two fiscal years for assurance and related services by Clyde D. Thomas & Co.

Tax Fees

     Fees billed to the Company by Clyde D. Thomas & Co. during the Company's 2002 and 2003 fiscal year for all tax services rendered to the Company, made up of tax related services pertaining to the Company's 401(k) plan, totaled $1,800 for 2002 and $5,300 for 2003.

All Other Fees

     There were no other fees billed in each of the last two fiscal years for products or services provided by Clyde D. Thomas & Co. other than those previously mentioned above.

     All of Clyde D. Thomas & Co.'s audit-related, tax and other services were pre-approved by the Board of Directors in April 2002 and 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors appointed Clyde D. Thomas & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2003. Clyde D. Thomas & Co. has served as independent public accountants of the Company for over 20 years. It is anticipated that this firm will be reappointed for the fiscal year ended December 31, 2004 at the annual meeting of the Board of Directors following the annual meeting of shareholders. Such appointment does not require ratification or other action by the Company's shareholders. Representatives of Clyde D. Thomas & Co. are not expected to be present at the meeting.


                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented at the annual meeting of shareholders. If any other matter properly comes before the meeting, however, the enclosed proxy card confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same on behalf of the shareholders they represent in accordance with their best judgment.


                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     It is anticipated that the 2005 annual meeting of shareholders of the Company will be held on April 18, 2005. Any proposal to be presented by a shareholder at the Company's 2005 annual meeting of shareholders must be received in writing by the Company at its principal executive offices (8300 Tewantin Drive, Houston, Texas 77061) not later than November 26, 2004, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

     The Company encourages shareholders to communicate directly with the Board of Directors. Communications can be sent via electronic mail to tkirbie@handyhardware.com, via facsimile to 713-388-3694, or in writing to the Company, the Board of Directors or the individual director. All communications to the Board of Directors, which are sent to the Company's address, will be forwarded to the entire Board of Directors or individual director as requested.

                                              By Order of the Board of Directors



                                              /s/ Tina S. Kirbie
                                              ----------------------------------
                                              Tina S. Kirbie
                                              Secretary

Houston, Texas
March 25, 2004

                                      PROXY
                         HANDY HARDWARE WHOLESALE, INC.

            This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 19, 2004

     The undersigned hereby appoints Don Jameson and Jimmy T. Pate or either of them, each with full power of substitution, attorneys and proxies of the undersigned to vote as designated below all shares of Class A Common Stock, Class B Common Stock and Preferred Stock of Handy Hardware Wholesale, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders to be held Monday, April 19, 2004 in the Grand Ballroom Salon AB of the Hobby Airport Hilton Hotel, Houston, Texas at 7:00 p.m., Houston time, or at any adjournment thereof:

     (1) ELECTION OF DIRECTORS - The undersigned hereby directs said proxies to vote:

     |_| FOR the election (except as indicated below) as directors of Doug Ashy Jr., William R. Hill, Jimmy T. Pate and Don Jameson for the respective terms set forth in the Proxy Statement.

          Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

          ----------------------------------------------------------------------

     |_|  WITHHOLD authority to vote for all nominees listed above.

     (2) AMENDMENT OF THE ARTICLES OF INCORPORATION to increase the number of authorized shares of Class A Common Stock, Class B Common Stock and Preferred Stock.

          The undersigned hereby directs the proxies to vote:

         |_|      FOR               |_|     AGAINST           |_|      ABSTAIN

     (3) EXTENSION OF THE SOLICITATION PERIOD -The undersigned hereby directs the proxies to vote:

         |_|      FOR               |_|     AGAINST           |_|      ABSTAIN

     (4) OTHER MATTERS - The undersigned hereby directs the proxies to vote in their discretion on such other matters as may come before the meeting.

         |_|      YES               |_|     NO


     This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, it will be voted FOR the election of the four named director nominees, FOR amending the Company's Articles of Incorporation as described, FOR extending the solicitation period, and the proxies will vote in their discretion on such other matters as may come before the meeting.

     Receipt of the Company's Notice of Annual Meeting and Proxy Statement dated March 25, 2004 is acknowledged.

     NAME OF SHAREHOLDER                    PLEASE SIGN BELOW EXACTLY AS YOUR
                                            NAME APPEARS ON THE ATTACHED LABEL

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                                 (Signature of Officer, Owner)

                                            Title:
                                                  ------------------------------
                                            Dated:
                                                  ------------------------------

          Return the proxy in the enclosed envelope, which requires no postage if mailed in the United States, by April 9, 2004.

-----     NUMBER OF PEOPLE WHO PLAN TO ATTEND THE MEETING AND HOSPITALITY

-----     CANNOT ATTEND MEETING

                                                                       EXHIBIT A


                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         HANDY HARDWARE WHOLESALE, INC.

     Pursuant to the provisions of Article 4.02 of the Texas Business Corporation Act, Handy Hardware Wholesale, Inc., a Texas corporation, hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation, as filed on October 22, 1992.

                                   ARTICLE ONE

     The name of the corporation is HANDY HARDWARE WHOLESALE, INC.

                                   ARTICLE TWO

     The introductory paragraph of Article Four of the Restated Articles of Incorporation is amended to read in full as follows:

          The aggregate number of shares which the corporation shall have authority to issue is 430,000, consisting of:

           30,000 shares of Class A Common Stock, $100 par value each; 200,000 shares of Class B Common Stock, $100 par value each; and 200,000 shares of Preferred Stock, $100 par value each.

                                  ARTICLE THREE

     The amendments set out above were adopted by the shareholders of the corporation on April 19, 2004. As of February 27, 2004, the record date of such meeting, the issued and outstanding shares of capital stock of the corporation were as follows:

                  Class A Common Stock               10,300 shares
                  Class B Common Stock               83,691 shares
                  Preferred Stock                    86,489 shares

     The number of shares of Class A Common Stock entitled to vote thereon was 10,300.

     The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                  Class B Common Stock               83,691
                  Preferred Stock                    86,489

                                  ARTICLE FOUR

     The shares of Class A Common stock were voted on the amendment as follows:

                           In favor:               _________ shares
                           Against:                _________ shares
                           Abstain:                _________ shares

         The shares of Class B Common Stock were voted on the amendment as follows:

                           In favor:               _________ shares
                           Against:                _________ shares
                           Abstain:                _________ shares

         The shares of Preferred Stock were voted on the amendment as follows:

                           In favor:               _________ shares
                           Against:                _________ shares
                           Abstain:                _________ shares


     Executed by the undersigned officer of the corporation as of the _______ day of __________________, 2004.



                               HANDY HARDWARE WHOLESALE, INC.


                               /s/ Don Jameson
                               -------------------------------------------------
                               DON JAMESON, President and CEO